Contact: Richard Barber

Insightful Corporation

206-283-8802

investor@insightful.com

INSIGHTFUL CORPORATION ANNOUNCES 2007 Fourth Quarter and Annual Results

SEATTLE - February 21, 2008- Insightful Corporation (NASDAQ: IFUL), a leading provider of predictive analytics and reporting solutions, today announced operating results for the fourth quarter and year ended December 31, 2007.

Insightful reported revenues of $5.7 million for the fourth quarter of 2007, a decrease of 24% compared to revenues of $7.5 million for the fourth quarter of 2006. The company reported a net loss of $1.2 million, or $0.09 per diluted share, for the fourth quarter of 2007, compared to net income of $0.3 million, or $0.02 per diluted share, for the fourth quarter of 2006.

For the full year 2007, Insightful reported revenues of $22.3 million, a decrease of 7% compared to revenues of $24.0 million for 2006. Revenues from the company's core data analysis business decreased 5% for 2007 compared to 2006. Net loss for 2007 was $1.7 million, or $0.13 per diluted share. Net loss for 2007 includes a gain of $3.5 million on the sale of the company's InFact search technology and associated intellectual property rights. Net income for 2006 was $0.2 million, or $0.01 per diluted share.

Non-GAAP results were a loss of $1.0 million, or $0.08 per diluted share, for the fourth quarter of 2007, compared to earnings of $0.7 million, or $0.05 per diluted share, for the fourth quarter of 2006. Non-GAAP results for 2007 were a loss of $4.4 million, or $0.34 per diluted share, compared to earnings of $1.4 million, or $0.11 per diluted share, for 2006. As described in the section below entitled "Use of Non-GAAP Financial Measures," non-GAAP earnings or loss differs from net income or loss reported under accounting principles generally accepted in the United States (GAAP) due to the exclusion of stock-based compensation expense, amortization of intangible assets and, for 2007 results, the gain on the sale of InFact. A reconciliation of Insightful's GAAP net income or loss to its non-GAAP earnings or loss for the fourth quarters and fiscal years ended December 31, 2007 and 2006 is set forth at the end of this release.

Insightful's cash, cash equivalents, and short and long-term investments balances totaled $11.0 million at December 31, 2007, compared to $10.2 million at December 31, 2006. Deferred revenues were $6.0 million at December 31, 2007, compared to $6.2 million at December 31, 2006.

"While we are clearly disappointed in our year-over-year revenue decline and net loss during the fourth quarter, we believe that our recent cost reductions, product releases and executive management addition all point us in the right direction," said Jeff Coombs, president and chief executive officer of Insightful. "The cost reductions we implemented in the fourth quarter will help put us back on the path toward profitability. The release of S-PLUS 8.0 Enterprise Server in the third quarter and the release shortly thereafter of our first packaged life sciences solution, Insightful Clinical Graphics, are important milestones on our strategic direction to deliver predictive analytics across our customers' enterprises. In addition, Bob Fitzgerald's joining us as vice president of worldwide field operations is helping to drive a unified worldwide sales and operations function that will enable us to better sell to and support global organizations."

"While we did not close any seven- or high six-figure deals during this quarter as we did in the fourth quarter of 2006, we did close our first Insightful Clinical Graphics sale to a large pharmaceutical company, for which revenue will be recognized in the first quarter of 2008, and we have a pipeline of additional prospects for the solution," continued Coombs.

Fourth Quarter 2007 Highlights
  Software license revenues were $2.1 million in the fourth quarter of 2007, a decrease of 42% compared to $3.6 million in the fourth quarter of 2006.
  Software maintenance revenues were $2.1 million in the fourth quarter of 2007, an increase of 8% compared to $2.0 million in the fourth quarter of 2006.
  Professional services and other revenues were $1.4 million in the fourth quarter of 2007, a decrease of 22% compared to $1.9 million in the fourth quarter of 2006.
  Funded research, which is an offset to research and development expense in the company's statement of operations, was $0.4 million in the fourth quarter of 2007, a decrease of 32% compared to $0.6 million in the fourth quarter of 2006. The decrease resulted primarily from reduced billings on InFact related research grants, due to the sale of the InFact search technology in the third quarter of 2007.
  The Domestic segment accounted for 51% of total revenues and the International segment accounted for 49% of total revenues in the fourth quarter of 2007, compared to 54% Domestic and 46% International in the fourth quarter of 2006.
  The company released Insightful Clinical Graphics (iCG), a software and services solution for defining and repurposing statistical graphics across all functional areas in drug discovery, development and marketing.  iCG is designed to simplify the creation and re-use of statistical graphics and elimination of redundant work processes, reducing the time and resources necessary to meet graphics requirements.
  During the quarter, the company decreased its ongoing cost structure by reducing its headcount from 152 employees at September 30, 2007 to 119 employees at December 31, 2007. While the reductions impacted many parts of the organization, the largest reductions were in research and development. In addition to lower personnel-related costs, the reduced headcount is expected to enable the company to consolidate leased space and decrease its ongoing rent expense.

Fiscal Year 2007 Highlights
  Software license revenues were $7.5 million in 2007, a decrease of 29% compared to $10.6 million in 2006. Revenues from the company's core data analysis license revenues decreased 27% in 2007 compared to 2006.
  Software maintenance revenues were $8.3 million in 2007, an increase of 11% compared to $7.5 million in 2006.
  Professional services and other revenues were $6.6 million in 2007, an increase of 10% compared to $6.0 million in 2006.
  The Domestic segment accounted for 51% of total revenues and the International segment accounted for 49% of total revenues in 2007, compared to 59% Domestic and 41% International in 2006.
  Gross profit margin was 71% in 2007, compared to 76% in 2006.
  Cash flows used in operations were $2.5 million in 2007, compared to cash generated by operations of $2.0 million in 2006.
  In the third quarter, the company sold its InFact search technology and associated intellectual property rights for $3.65 million in cash.
  In the third quarter, the company released S-PLUS® 8 Enterprise Server, a newly architected analytic platform for statistical data analysis and predictive analytics that provides improved scalability, reliability and compliance with IT standards for deployment of analytics applications across the enterprise. The company also released S-PLUS® 8 Enterprise Developer, the latest major release of its software platform, and S+FinMetrics® 3.0, an updated version of its software library for advanced financial data analysis.
  The company opened new offices in New York, Zurich and Hong Kong to provide better support and services for its existing customers and to enhance its ability to do business with new customers.

Use of Non-GAAP Financial Measures

The non-GAAP financial measure of earnings or loss included in this press release is different from the GAAP measure of net income or loss, as this non-GAAP measure excludes certain items otherwise included in the computation of net income or loss. Insightful believes this non-GAAP measure is useful to enhance an overall understanding of its past financial performance and also its prospects for the future.  These adjustments to the company's GAAP results are presented with the intent of providing both management and investors a more complete understanding of Insightful's underlying operating results and trends.  This non-GAAP measure is among the primary indicators management uses as a basis for planning and forecasting of future periods.

The items excluded from Insightful's GAAP results include stock-based compensation expense, amortization of intangible assets arising from the 2004 acquisition from Lucent Technologies, Inc. of the title to the software code underlying the "S" programming language and, for 2007 results, the gain on the sale of the company's InFact search technology and associated intellectual property rights.  Stock-based compensation expense and amortization of intangible assets have no current effect on cash or the future uses of cash.  Insightful's stock-based compensation expense fluctuates with changes in the company's stock price and interest rates.  For this reason, changes in stock prices and interest rates could mask variation and trends in Insightful's GAAP operating results that may otherwise be important to an understanding of the company's results.  The acquisition of intangible assets and the sale of the InFact-related technology and related intellectual property were events outside of the course of Insightful's normal business operations.  For these reasons, management believes that exclusion of stock-based compensation expense, amortization of intangible assets and the gain in the sale of InFact may be important to an understanding of Insightful's ongoing operating performance.

Reconciliations of GAAP to non-GAAP results are as follows:

	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	31-Dec-07		31-Dec-06		31-Dec-07		31-Dec-06
		Diluted EPS		Diluted EPS		Diluted EPS		Diluted EPS
Net income (loss) as reported	($1,199)	($0.09)	$327	$0.02	($1,671)	($0.13)	$156	$ 0.01

Add Back - Stock Compensation Expense
Cost of revenues	2		11		22		31
Sales and marketing	14		39		152		114
Research and development	17		42		73		111
General and administrative	124		116		481		437
	158	0.01	208	0.02	729	0.06	693	0.06

Subtract- Gain on Sale of InFact	-	-	-	-	(3,486)	($0.27)	-	-
Add Back - Amortization of Intangibles	-	-	147	0.01	-	-	588	0.04

Non-GAAP earnings (loss)	($1,041)	($0.08)	$682	$0.05	($4,429)	($0.34)	$1,437	$ 0.11

ABOUT INSIGHTFUL CORPORATION

Insightful Corporation (NASDAQ:IFUL) is a provider of predictive analytics and reporting solutions that gives companies the knowledge to act™. Insightful products S-PLUS®, Insightful Miner™ and S-PLUS® Enterprise Server allow companies to perform sophisticated statistical data analysis and data mining and to create high-quality graphics and reports. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions. Insightful has been delivering industry-leading, high-ROI solutions to thousands of companies in financial services, life sciences, telecommunications, and manufacturing, as well as government and research institutions, for 20 years. Headquartered in Seattle, Insightful has offices in New York, North Carolina, France, Switzerland, the United Kingdom and Hong Kong, with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.

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NOTE TO INVESTORS ABOUT FORWARD-LOOKING STATEMENTS

Forward-looking statements include, but are not limited to, statements about our future financial results, the expected benefits and market adoption of our products and solutions, the anticipated financial benefit of our cost reduction measures, the anticipated performance and contribution of our new worldwide vice president of field operations and the anticipated results of our strategic direction. Words such as "expects," "believe," "plan," "anticipate," and similar expressions are intended to identify forward-looking statements, but their absence does not necessarily mean that the statement is not forward-looking. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. These statements are not guarantees of future performance, and inaccurate assumptions and known and unknown risks and uncertainties can affect their accuracy. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including, but not limited to, the risk that we may not achieve growth at all or of the size or at the rate we anticipate, the risk that we do not realize the benefits we anticipate from our investments in research and development, the risk that we do not realize the expected benefits of our cost reduction measures or that the anticipated negative effects of our cost reduction measures on research and development programs are greater than or different than those we anticipate, the risks associated with recruiting and retaining qualified personnel, and the risk that our new products and solutions do not perform as expected or achieve market acceptance. More detailed information regarding these and other factors that could affect our actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent report on Form 10-QSB. You should not unduly rely on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of anticipated events.

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	December 31,
	2007	2006
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$ 6,663	$ 7,320
Accounts receivable, net	4,181	6,201
Other receivables	303	588
Short term investments	1,899	499
Prepaid expenses and other current assets	558	535
Total current assets	13,604	15,143

Long term investments in marketable securities	2,405	2,361
Property and equipment, net	2,457	2,757
Purchased technology, net	-	49
Goodwill and other intangibles, net	800	800
Other assets	109	86
	$ 19,375	$ 21,196

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	630	745
Accrued expenses and other current liabilities	1,900	2,793
Deferred revenue	5,861	6,197
Total current liabilities	$ 8,391	$ 9,735
Deferred revenue - long term	$ 152	$ 51
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value-
Authorized-1,000,000 shares
Issued and outstanding-none	-	-
Common stock, $0.01 par value-
Authorized-30,000,000 shares
Issued and outstanding- 12,979,925 and 12,813,842 shares at December 31, 2007 and December 31, 2006, respectively	$ 130	$ 128
Additional paid-in capital	38,873	37,843
Accumulated deficit	(27,916)	(26,245)
Other accumulated comprehensive loss	(255)	(316)
Total stockholders' equity	10,832	11,410
Total liabilities and stockholders' equity	$ 19,375	$ 21,196

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues:
Software licenses	$ 2,130	$ 3,643	$ 7,478	$ 10,579
Software maintenance	2,130	1,968	8,265	7,466
Professional services and other	1,441	1,855	6,576	5,970
Total revenues	5,701	7,466	22,319	24,015
Cost of revenues:
Software related	277	399	1,117	1,648
Professional services and other	1,244	1,176	5,313	4,001
Total cost of revenues	1,521	1,575	6,429	5,649
Gross profit	4,180	5,891	15,890	18,366
Operating expenses:
Sales and marketing	2,839	3,001	10,760	9,580
Research and development	1,730	1,883	7,631	6,932
Less-funded research	(387)	(566)	(1,859)	(2,288)
Research and development, net	1,343	1,317	5,772	4,644
General and administrative	1,274	1,381	4,938	4,505
Total operating expenses	5,456	5,699	21,470	18,729
Gain on sale of intangible assets	-	-	3,486	-
Income (loss) from operations	(1,276)	192	(2,094)	(363)
Other income, net	78	157	457	548
Income (loss) before income taxes	(1,198)	349	(1,637)	185
Income tax expense	(1)	(22)	(34)	(29)
Net Income (loss)	$ (1,199)	$ 327	$ (1,671)	$ 156

Basic net income (loss) per share	$ (0.09)	$ 0.03	$ (0.13)	$ 0.01
Diluted net income (loss) per share	$ (0.09)	$ 0.02	$ (0.13)	$ 0.01

Weighted-average number of common shares outstanding used to calculate net income (loss) per share:	12,957	12,783	12,904	12,673
- Basic
- Diluted	12,957	13,119	12,904	13,219